UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

ONITY GROUP INC.

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ONIT	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 19, 2026. Shareholders voted on the three proposals set forth below, which are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on April 14, 2026.

Proposal One: Election of Directors

The Company’s shareholders elected the following nominees for director to serve for one-year terms or until their successors shall be elected and qualified based upon the following votes:

Nominee	For	Withheld	Broker Non-Votes
Glen A. Messina	4,748,646	131,925	2,043,612
Alan J. Bowers	4,800,471	80,100	2,043,612
Jacques J. Busquet	4,243,289	637,282	2,043,612
Claudia J. Merkle	4,359,339	521,232	2,043,612
Dawn C. Morris	4,814,293	66,278	2,043,612
Kevin Stein	4,365,426	515,145	2,043,612
Robert S. Welborn III	4,813,498	67,073	2,043,612

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 based upon the following votes:

For	6,565,885
Against	233,206
Abstain	125,092

Proposal Three: Advisory Vote on Named Executive Officer Compensation

The Company’s shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers based upon the following votes:

For	4,073,376
Against	587,124
Abstain	220,071
Broker Non-Votes	2,043,612

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File formatted in online XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONITY GROUP INC.
(Registrant)

Date: May 19, 2026	By:	/s/ Joseph J. Samarias
Joseph J. Samarias
Chief Legal Officer